Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
January 17, 2017	Gary Chapman	Kurt Ogden
The Woodlands, TX	(281) 719-4324	(281) 719-4610
NYSE: HUN

Huntsman Retains Textile Effects Business;
Names Spin ‘Venator Materials Corporation’; Amends Form 10

THE WOODLANDS, Texas — Huntsman Corporation (NYSE: HUN) today announced that it has decided to retain the Textile Effects business and exclude it from its planned Pigments and Additives spin-off. Strong pricing recovery for titanium dioxide and the identification of business improvement opportunities representing more than $75 million in annual EBITDA are expected to significantly enhance the financial strength of Venator’s business.  The $75 million in business improvements are incremental to current earnings and are expected to be completed by the end of 2018.

Huntsman also announced that the name of its planned spin-off will be Venator Materials Corporation. Venator is the Latin word for hunter and is intended, in part, to acknowledge the Huntsman legacy. Venator shares are expected to trade on the New York Stock Exchange under the ticker VNTR after the distribution to Huntsman’s shareholders, which remains targeted for the second quarter of 2017.

Peter R. Huntsman, Huntsman Corporation President and CEO, commented:

“We are making significant progress toward the spin-off and are pleased with the Pigments and Additives business recovery.  We expect Venator will be a premier pigments company unencumbered by excessive debt or other unrelated liabilities.  Improved titanium dioxide pricing combined with the identification of business improvement opportunities that are incremental to current earnings are expected to more than offset the free cash flow that Venator would have received from the Textile Effects business.

“In addition to the progress we are making on the spin of our Pigments and Additives business, we continue to improve our free cash flow generation and grow our downstream differentiated businesses.  During 2016, we also repaid approximately $550 million of debt and significantly strengthened our balance sheet.”

Form 10

Venator Materials Corporation’s Registration Statement on Form 10 is available on Venator’s website at www.venatorcorp.com and the SEC’s website at www.sec.gov.  The completion of the spin-off is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for Venator Materials Corporation’s common stock being declared effective by the SEC and certain other conditions described in the information statement included in the Form 10.

To request a copy of the Venator logo email: karen_fenwick@huntsman.com

Conference Call Information

We will hold a conference call to discuss this announcement on Tuesday, January 17, 2017 at 9:00 a.m. ET.

Call-in numbers for the conference call:

U.S. participants	(888) 679 – 8018
International participants	(617) 213 – 4845
Passcode	894 191 97#

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=PF9WPRKNE

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at ir.huntsman.com.

Replay Information

The conference call will be available for replay beginning January 17, 2017 and ending January 24, 2017.

Call-in numbers for the replay:

U.S. participants	(888) 286 – 8010
International participants	(617) 801 – 6888
Replay code	78211220

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated chemicals with 2015 revenues of more than $10 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 100 manufacturing and R&D facilities in approximately 30 countries and employ approximately 15,000 associates within our 5 distinct business divisions including the Pigments and Additives division that we intend to spin-off as Venator Materials Corporation. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, reorganization or restructuring of Huntsman’s operations, including any delay of, or other negative developments affecting, the spin-off of Venator Materials Corporation, the ability to implement cost reductions and manufacturing optimization improvements in the Pigments and Additives business and realize anticipated cost savings, and other financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.